UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2025 onity group inc.

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	ONIT	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On October 31, 2025, Rithm Capital Corp. (“Rithm”), one of Onity Group Inc.’s (“Onity” or the “Company”) largest subservicing clients, notified the Company that it does not intend to renew its subservicing agreements effective January 31, 2026. The termination is for convenience and not for cause. Onity provides services to Rithm and its subsidiaries under the Subservicing Agreement by and between PHH Mortgage Corporation, as successor-by-merger to Ocwen Loan Servicing, LLC (“PHH”) and New Residential Mortgage LLC (“NRM”), dated July 23, 2017, the Subservicing Agreement by and between PHH and Newrez LLC d/b/a Shellpoint Mortgage Servicing, dated August 17, 2018 and the New RMSR Agreement by and among PHH, HLSS Holdings, LLC, HLSS MSR-EBO Acquisition LLC, and NRM dated January 18, 2018 (in each case as amended, supplemented or restated from time to time).

These agreements accounted for approximately $33 billion, or 10% of the UPB and 20% of the loan count of Onity’s total servicing and subservicing portfolio, and approximately 55% of all delinquent loans that Onity services, as of September 30, 2025. The servicing transfer to Rithm’s own servicing platform is expected to occur in the first and second quarters of 2026. The transfer of $8.5 billion of UPB of these agreements is subject to the receipt of necessary consents from trustees and others, the timing and success of which are uncertain.

While Onity continues to evaluate the impact of the servicing transfer on future results of operations, the Company expects to recognize a restructuring obligation upon transfer. The Company believes it will be able to replace the earnings contribution with more profitable consumer and commercial relationships and does not expect that the termination of the Rithm subservicing agreements will have a material financial impact on its business for the full year of 2026.

Item 2.02 Results of Operations and Financial Condition.

On November 6, 2025, the Company issued a press release announcing results for the third quarter ended September 30, 2025 and providing a business update. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02 and the information in the related exhibit attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Onity Group Inc. dated November 6, 2025
104	Cover Page Interactive Data File formatted in online XBRL (included as Exhibit 101)

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “expect”, “believe”, “foresee”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan” “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could” or “would” or the negative of these terms, although not all forward-looking statements contain these words, and includes statements in this Current Report on Form 8-K regarding the expected timing of the Rithm servicing transfer and potential impacts of the servicing transfer, including the expectation of a restructuring obligation upon transfer and the Company’s beliefs regarding its ability to replace the earnings contribution.

Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, whether we obtain required consents to transfer certain Rithm assets and the timing for doing so, the size of the portfolio at the time of transfer, Onity’s ability to restructure its operations in a timely and cost-effective manner, Onity’s ability to identify and execute on alternative sources of revenue for its servicing business, the reaction of customers, contractual counterparties and others to the termination, Onity’s ability to adjust its liquidity management practices due to the reduction of servicing float balances associated with the Rithm agreements, and other risks and uncertainties detailed in our reports and filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2024 and any current report or quarterly report filed with the SEC since such date. Anyone wishing to understand Onity’s business should review the Company’s SEC filings. The forward-looking statements speak only as of the date they are made and the Company disclaims any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONITY GROUP INC.
(Registrant)

Date: November 6, 2025	By:	/s/ Sean B. O’Neil
Sean B. O’Neil
Chief Financial Officer